Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Champions Oncology, Inc. on Form S8 (No. 333-182747) of our report dated July 29, 2016, on our audits of the consolidated financial statements as of April 30, 2016 and 2015 and for each of the years in the two-year period ended April 30, 2016, which report is included in this Annual Report on Form 10-K to be filed on or about July 29, 2016.

/s/ EisnerAmper LLP

Iselin, New Jersey
July 29, 2016